Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT
TO TRANSACTION SUPPORT AGREEMENT

This FIRST AMENDMENT TO TRANSACTION SUPPORT AGREEMENT (together with all exhibits, schedules and attachments hereto, as may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Amendment”), dated as of October 16, 2018, is entered into by and among:  (i) Ascent Capital Group, Inc. (“Ascent”) and Monitronics International, Inc. (“Monitronics”); and (ii) each of the undersigned Consenting Noteholders.  Each of Ascent, Monitronics and the undersigned Consenting Noteholders are referred to herein as a “Party” and, collectively, the “Parties”.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Transaction Support Agreement.

WHEREAS, each of Ascent, Monitronics and the Consenting Noteholders entered into that certain Transaction Support Agreement, dated as of September 24, 2018 (together with the exhibits attached hereto, which include, without limitation, the Term Sheet, as may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the “Transaction Support Agreement”);

WHEREAS, pursuant to Section 25 of the Transaction Support Agreement, which provides that the Transaction Support Agreement may be amended in a writing executed and delivered by Ascent, Monitronics and the Requisite Consenting Noteholders, each of Ascent, Monitronics and the Consenting Noteholders signatory hereto, as the Requisite Consenting Noteholders, have agreed to amend the Transaction Support Agreement in accordance with and subject to the terms hereof.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.                                      Amendments to Section 3 of the Transaction Support Agreement.  Each of the Parties hereby agrees that, effective as of the Amendment Effective Date (as defined below), Section 3 of the Transaction Support Agreement shall be amended as follows:

(a)                                 The following definitions shall be added in alphabetical order:

“Aggregate Backstop Amount” shall mean a dollar amount (rounded down to the nearest dollar) equal to the quotient of (a)(i) $100,000,000 minus (ii) the product of (x) the Dutch Auction Price divided by 1,000 times (y) the aggregate principal amount of all Tendered Notes, divided by (b) 0.875, which amount shall not be less than zero.

“Backstop Amount” shall mean, with respect to any Consenting Noteholder, a dollar amount (rounded down to the nearest $1,000) equal to (x) such Consenting Holder’s Backstop Percentage times (y) the Aggregate Backstop Amount.

“Backstop Percentage” shall mean, with respect to any Consenting Noteholder, the quotient, expressed as a percentage, of (x) the aggregate principal amount of Notes that such Consenting Noteholder tenders in the Unsecured Exchange (without giving effect to Section 8 of this Agreement), divided by (y) the aggregate principal amount of all Notes that all Consenting Noteholders tender in the Unsecured Exchange (without giving effect to Section 8 of this Agreement).

“Dutch Auction” shall mean a modified ‘Dutch Auction’ tender offer conducted by Ascent pursuant to (and consistent in all material respects with) the Unsecured Exchange Term Sheet.

“Dutch Auction Price” shall mean the dollar amount per $1,000 in principal amount of Notes at which Ascent is required to accept and purchase the Tendered Notes, as determined pursuant to the terms and conditions of the Dutch Auction, which amount shall not be less than $750 nor more than $875.

“Tendered Notes” shall mean all Notes that are validly tendered (and not validly withdrawn) in the Dutch Auction as of the expiration thereof and that Ascent is (pursuant to the terms and conditions thereof, without giving effect to Section 8 of this Agreement) required to accept for purchase therein.

“Unsecured Exchange” shall mean the SUN Exchange Offer (excluding the Dutch Auction component thereof), on the terms and conditions applicable thereto from and after the Toggle Trigger Time, if applicable, conducted pursuant to (and consistent in all material respects with) the Unsecured Exchange Term Sheet.

(b)                                 The definition of “Toggle Trigger Time” shall be amended and restated in its entirety to read as follows:

““Toggle Trigger Time” shall mean 11:59 p.m. prevailing Eastern time on October 23, 2018.”

2.                                      Amendments to Section 7 of the Transaction Support Agreement.  Each of the Parties hereby agrees that, effective as of the Amendment Effective Date, Sections 7(d)(i), (ii) and (iii) of the Transaction Support Agreement shall be amended and restated in their entirety to read as follows:

“(i)                               launch the SUN Exchange Offer pursuant to Definitive Documentation not later than October 23, 2018.

(ii)                                  [reserved]; and

(iii)                               consummate the Transactions on or prior to December 12, 2018;”

3.                                      Amendments to Section 8 of the Transaction Support Agreement.  Each of the Parties hereby agrees that, effective as of the Amendment Effective Date, the following shall be inserted as a new Section 8 of the Transaction Support Agreement, and existing Sections 8 through 31 of the Transaction Support Agreement and any references to such Sections in the Transaction Support Agreement shall be renumbered accordingly:

“In the event the Dutch Auction is conducted and the aggregate purchase price of all Tendered Notes is less than $100,000,000 (such shortfall, a “Dutch Auction Shortfall”), then on and subject to the terms and conditions of this Agreement:

(a) Ascent shall provide written notice thereof to each Consenting Noteholder (with a copy to the Consenting Noteholder Advisors) as promptly as practicable (and in no event more than 3 Business Days) after expiration of the Dutch Auction, which notice shall set forth the amount of the Dutch Auction Shortfall, the Aggregate Backstop Amount and such Consenting Noteholder’s Backstop Amount;

(b) Each Consenting Noteholder hereby agrees, severally and not jointly, that a portion of the Notes that is tendered into the Unsecured Exchange, in an aggregate principal amount equal to its respective Backstop Amount (the “Backstop Notes”), shall automatically be deemed, for all purposes of this Agreement, the Dutch Auction, and the Unsecured Exchange, to have been validly tendered by such Consenting Noteholder in the Dutch Auction (in lieu of having been tendered in the Unsecured Exchange) at a purchase price equal to $875 per $1,000 in principal amount of such Notes; provided, however, that such deemed tender shall not affect the calculation of the Dutch Auction Price or the payment thereof for any other Notes that are accepted and purchased by Ascent in the Dutch Auction; and

(c) Ascent and Monitronics hereby agree that each Consenting Noteholder’s Backstop Notes shall automatically be deemed, for all purposes of this Agreement, the Dutch Auction and the Unsecured Exchange, to have been validly tendered into the Dutch Auction (in lieu of having been tendered in the Unsecured Exchange) by such Consenting Noteholder, at a purchase price equal to $875 per $1,000 in principal amount of such Notes, and Ascent shall accept and purchase all such Backstop Notes at such price and otherwise pursuant to and in accordance with the terms of the Dutch Auction at such price; provided, however, that such deemed tender shall not affect the calculation of the Dutch Auction Price or the payment thereof for any other Notes that are accepted and purchased by Ascent in the Dutch Auction.

Nothing contained in this Section 8 shall in any way restrict or limit any Consenting Noteholder’s right or ability to otherwise participate in the Dutch Auction pursuant to the terms and conditions thereof, at a price equal to $875 per $1,000 in principal amount, or at any lower price.”

4.                                      Effectiveness.  This Amendment shall become effective and binding on each of the Parties upon the execution and delivery of this Amendment by each of (a) Ascent and Monitronics and (b) the Consenting Noteholders constituting the Requisite Consenting Noteholders (such date, the “Amendment Effective Date”).

5.                                      Miscellaneous.

(a)                                 Except as expressly provided herein, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the terms, provisions, obligations, covenants or rights contained in the Transaction Support Agreement, all of which (including, without limitation, the commitments set forth in Sections 6 and 7 of the Transaction Support Agreement and the representations and warranties set forth in Section 15 of the Transaction Support Agreement) are ratified and confirmed in all respects by the Parties and shall continue in full force and effect.

(b)                                 THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.  BY ITS EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES FOR ITSELF THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT OR PROCEEDING, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, COUNTY OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH OF THE PARTIES HERETO IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING, AND WAIVES ANY OBJECTION IT MAY HAVE TO VENUE OR THE CONVENIENCE OF THE FORUM.

(c)                                  This Amendment, together with the Transaction Support Agreement, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect to such subject matter.  Each reference to the Transaction Support Agreement hereafter made in any document, agreement, instrument, filing, pleading, notice or communication shall mean and be a reference to the Transaction Support Agreement as amended and modified hereby.  For the avoidance of doubt, in the event that the Transaction Support Agreement is terminated in accordance with its terms, then this Amendment shall automatically be deemed terminated and shall be of no force and effect.

(d)                                 In the event the terms and conditions as set forth in the Transaction Support Agreement, the Term Sheet, and this Amendment are inconsistent, the terms and conditions of the Term Sheet, as modified by this Amendment, shall control.

(e)                                  This Amendment may be executed in one or more counterparts, each of which, when so executed, shall be deemed to be an original and shall constitute the same instrument, and the counterparts may be delivered by facsimile transmission or by email in portable document format (.pdf) or other electronic imaging means, which shall be deemed to be an original for the purposes of this Section 5(e); provided, however, that signature pages executed by each of the Consenting Noteholders shall be delivered to (a) each of the other Consenting Noteholder in a redacted form that removes the Consenting Noteholder’s holdings of Notes, and (b) Ascent, Monitronics and counsel to the Consenting Noteholders in an unredacted form.

(f)                                   If any provision of this Amendment, or the application of any such provision to any Person or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and this Amendment shall continue in full force and effect; provided, however, that nothing in this Section 5(f) shall be deemed to amend, supplement or otherwise modify, or constitute a waiver of, any Termination Event.  Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible, in a reasonably acceptable manner, such that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(g)                                  Unless otherwise required by applicable Law, any copy of this Amendment that is publicly disclosed will be redacted so that the undersigned Consenting Noteholders’ identities and holdings information (including the amounts or percentages of Notes held) shall be removed from such copy.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

ASCENT CAPITAL GROUP, INC.

By:	/s/ William Niles
	Name:	William Niles
	Title:	CEO

MONITRONICS INTERNATIONAL, INC.

By:	/s/ William Niles
	Name:	William Niles
	Title:	EVP

[CONSENTING NOTEHOLDERS]